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                 EXHIBIT 23.2 CONSENT OF CONYERS DILL & PEARMAN

                             CONYERS, DILL & PEARMAN
                                 CLARENDON HOUSE
                                 2 CHURCH STREET
                                 P.O. BOX HM 666
                             HAMILTON, BERMUDA HM CX

TELEPHONE:  (441) 295-1422    FACSIMILE:  (441) 292-4720  E-MAIL:  info@cdp.bm



May 24, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

         Re:  COASTAL CARIBBEAN OILS & MINERALS, LTD.


Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of the registration statement on Form S-1 relating to 10,867,082 shares of common stock of Coastal Caribbean Oils & Minerals, Ltd., a Bermuda corporation.


Yours faithfully,

/s/ Conyers Dill & Pearman

 CONYERS DILL & PEARMAN